UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 2, 2005
SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)
(703) 273-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01, Item 1.02, Item 2.03. Entry into a Material Definitive Agreement; Termination of a Material Definitive Agreement; Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     New Credit Facility
     On December 2, 2005, Sunrise Senior Living, Inc. (the “Company”) and certain of its subsidiaries entered into a $250.0 million secured credit facility (the “Credit Facility”) with Bank of America, N.A. (“Bank of America”), as Administrative Agent, Swing Line Lender and L/C Issuer, Wachovia Bank, National Association, as Syndication Agent, LaSalle Bank National Association, HSBC Bank USA, N.A., Manufacturers and Traders Trust Company, PNC Bank, National Association, Chevy Chase Bank, Farmers & Mechanics Bank and First Horizon Bank (collectively, the “Lenders”). Banc of America Securities LLC served as sole lead arranger and sole book manager. The Credit Facility replaces the Former Credit Facility (as defined below).
     Base rate loans, Eurocurrency rate loans and swing line loans are available under the Credit Facility. Generally, base rate and swing line loans bear interest at: (a) the higher of the Federal funds rate plus one half of 1% and Bank of America’s designated prime rate; plus (b) a margin ranging from zero to 75 basis points based on the Company’s consolidated leverage ratio from time to time. Eurocurrency rate loans denominated in Euro bear interest at the rate of the Banking Federation of the European Union plus a margin ranging from 170 to 225 basis points based on the Company’s consolidated leverage ratio from time to time and an additional fee to compensate the Lenders for the cost of compliance with the Bank of England and/or the Financial Services Authority or the European Central Bank. Eurocurrency rate loans other than those denominated in Euro bear interest at the British Banks Association LIBOR rate plus the same margin and fee used with Eurocurrency rate loans denominated in Euro. It is currently anticipated that U.S. dollar-denominated loans under the Credit Facility would be made at the Eurocurrency rate.
     Under the terms of the Credit Facility, the Company may, up to two times within three years of the date it entered into the Credit Facility, request an increase in the aggregate commitment of the Lenders of an amount not less than $25,000,000 and in multiples of $10,000,000 for each increase and not exceeding $100,000,000 in the aggregate, provided the Company is not then in default. The Credit Facility is secured by a pledge of all of the common and preferred stock issued by Sunrise Senior Living Management, Inc., Sunrise Senior Living Investments, Inc., Sunrise Senior Living Services, Inc. and Sunrise Development, Inc. to the Company, and all future cash and non-cash proceeds arising therefrom.
     The Credit Facility contains various usual and customary covenants and events of default similar in nature to those contained in the Former Credit Facility, which could trigger early repayment obligations and early termination of the Lenders’ commitment obligations. Events of default include: nonpayment, failure to perform certain covenants beyond a cure period, violation of any representations or warranties, failure to pay debts as they become due, insolvency and a change of control of the Company. The Company’s ability to borrow under the Credit Facility is also subject to ongoing compliance with several financial covenants, including with respect to: the Company’s consolidated net worth, the Company’s amount of leverage, and a minimum fixed charge coverage ratio. The Credit Facility also includes limitations and prohibitions on the Company’s ability to incur or assume liens and debt or make investments exceeding specified thresholds, make dispositions except in specified situations, enter into business combination transactions or liquidate the Company and engage in new lines of business and transactions with affiliates.
     Approximately $1.5 million from the Credit Facility was used to repay the Former Credit Facility and to pay related transaction costs incurred in connection with the closing under the Credit Facility. This amount has since been repaid by the Company. The proceeds from the Credit Facility may be used for general corporate purposes. The Credit Facility matures on December 2, 2009, with an option to extend for one year, and requires no scheduled repayments of principal before that date (other than swing line loans which generally must be repaid within 10 business days).
     The forgoing description of the Credit Facility is qualified in its entirety by reference to the copy of the Credit Facility filed as Exhibit 10.1 attached hereto and incorporated herein by reference.
     Former Credit Facility
     The Credit Facility replaces the Company’s $200.0 million credit facility (“Former Credit Facility”), which the Company and certain of its subsidiaries entered into on September 23, 2003 with Bank of America, Fleet National Bank, Manufacturers and Traders Trust Company, Chevy Chase Bank, LaSalle Bank National Association, Wachovia Bank, National Association, Hibernia National Bank and Farmers & Mechanics Bank, collectively as lenders. Banc of America Securities LLC and Fleet Securities, Inc. served as joint lead arrangers and joint book managers. Base rate loans, Eurodollar rate loans and swing line loans were available under the Former Credit Facility. Generally, base rate and swing line loans bore interest at: (a) the higher of the Federal funds rate plus one half of 1% and Bank of America’s designated prime rate; plus (b) a margin ranging from 25 to 150 basis points based on the Company’s consolidated leverage ratio from time to time. Eurodollar rate loans bore interest at the average British Bankers Association Interest Settlement Rate plus a margin ranging from 175 to 300 basis points based on the Company’s consolidated leverage ratio from time to time. Approximately $8,000 was outstanding under the Former Credit Facility immediately prior to repayment. The maturity date under the Former Credit Facility was September 23, 2006, subject to an optional one-year extension.
     Certain Relationships
     From time to time, the Company has had customary commercial banking relationships with certain of the Lenders, including under the Former Credit Facility and other commercial lending and banking arrangements. In addition, the Company has engaged and may in the future engage, from time to time, one or more of the Lenders or their affiliates to provide investment banking and other advisory and financial services to the Company.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired
     Not applicable

(b)	Pro Forma Financial Information
     Not applicable
(c)	Shell Company Transactions
     Not applicable
(d)	Exhibits
     Attached as an exhibit to this form is the document listed below:

Exhibit	Document
10.1	Credit Agreement, dated as of December 2, 2005, by and among Sunrise Senior Living, Inc. and certain subsidiaries, as the Borrowers, the subsidiaries of the Borrower as identified therein, as the Guarantors, Bank of America, N.A., as the Administrative Agent, Swing Line Lender and L/C Issuer, Wachovia Bank, National Association, as Syndication Agent and other lender parties thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)
Date: December 8, 2005	By:	/s/ Bradley B. Rush
Bradley B. Rush
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Document

10.1	Credit Agreement, dated as of December 2, 2005, by and among Sunrise Senior Living, Inc. and certain subsidiaries, as the Borrowers, the subsidiaries of the Borrower as identified therein, as the Guarantors, Bank of America, N.A., as the Administrative Agent, Swing Line Lender and L/C Issuer, Wachovia Bank, National Association, as Syndication Agent and other lender parties thereto.